UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2004

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 512-7624

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On July 5, 2005, Sirna Therapeutics, Inc. (the “Company”) entered into definitive agreements relating to a private placement of shares of its common stock for $1.60 per share and warrants to purchase shares of its common stock with an exercise price of $1.92 per share. The warrants are exercisable in cash or, in the absence of an effective registration statement, by net exercise, from January 6, 2006 through July 6, 2010. The private placement is anticipated to take place in two closings, in which a total of 17,506,250 shares of the Company’s common stock and warrants to purchase 6,302,246 shares of its common stock will be issued, with anticipated aggregate gross proceeds to the Company of $28,010,000. Under applicable rules of the Nasdaq National Market, the second closing of the private placement requires stockholder approval.

Participants in the private placement consist of unaffiliated accredited institutional investors and affiliated investors comprising a majority of its board of directors, either directly or thorough affiliates, who collectively hold a majority of the Company’s issued and outstanding common stock.

On July 6, 2005, at the first closing of the private placement, Sirna issued 8,319,564 shares of its common stock and warrants to purchase 2,995,043 shares of its common stock to the unaffiliated investors. Following the receipt of stockholder approval, the Company intends to issue an additional 9,186,686 shares of its common stock and warrants to purchase 3,307,203 shares of its common stock in a second closing of the private placement to the affiliated investors and the unaffiliated investors who participated in the first closing. The affiliated investors have entered into voting agreements with the Company to vote in favor of the second closing of the private placement.

Thomas Weisel Partners LLC served as private placement agent on the transaction and Leerink Swann & Company and Brean Murray & Co., Inc. served as co-advisers.

The securities described above have not been registered under the Securities Act of 1933, as amended, and were made pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The shares issued or issuable thereunder are restricted in accordance with Rule 144 under the Securities Act of 1933. The issuances and the potential issuances did not involve any public offering; the Company made no solicitation in connection with the private placement other than communications with the purchasers; the Company obtained representations from the purchasers regarding their investment intent, knowledge and experience; the purchasers either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares issued or potentially issuable thereunder were issued or are issuable with restricted securities legends.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. As part of this transaction, Sirna has agreed to file a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants acquired in the private placement.

IMPORTANT ADDITIONAL INFORMATION

Sirna intends to file with the SEC a proxy statement in connection with the private placement. Investors and security holders of Sirna are urged to read the proxy statement when it becomes available because it will contain important information about Sirna and the private placement. Investors and security holders of Sirna may obtain free copies of the proxy statement when it becomes available at the SEC's website at http://www.sec.gov, at Sirna's website at http://www.sirna.com or by writing to Sirna Therapeutics, Inc., 185 Berry Street, Suite 6504, San Francisco, California 94107, Attention: Investor Relations. Sirna, its directors and the affiliates of a majority of its directors may be deemed to be participants in the solicitation of proxies with respect to the private placement. A description of the interests in Sirna of its directors and such affiliates is set forth in Sirna's proxy statement for its 2005 annual meeting of stockholders, filed with the SEC on May 23, 2005, and will be set forth in the proxy statement in connection with the private placement when it becomes available.

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the anticipated second closing of the private placement. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause Sirna or the investors to breach any of their representations and warranties under the purchase agreement. Additional risk factors are identified in Sirna's Securities and Exchange Commission filings, including the Forms 10-Q and 10-K and in other SEC filings. Sirna assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2005

SIRNA THERAPEUTICS, INC. (Registrant)
By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer